                                  EXHIBIT 4(b)

                      SHARED MEDICAL SYSTEMS CORPORATION
                        1994 NON-QUALIFIED STOCK OPTION
                           AND RESTRICTED STOCK PLAN

               AS AMENDED AND RESTATED EFFECTIVE AUGUST 15, 1996

1.   Introduction
     ------------

     (a)   Effective Date
           --------------

           The effective date of the SHARED MEDICAL SYSTEMS CORPORATION 1994 NON-QUALIFIED STOCK OPTION AND RESTRICTED STOCK PLAN ("Plan") is October 27, 1994, the date of its adoption by the Board of Directors ("Board") of SHARED MEDICAL SYSTEMS CORPORATION ("Company"), and the effective date of the Plan as amended and restated herein is August 15, 1996.

     (b)   Purpose
           -------

           The Plan is intended to provide a means whereby the Company may, through the grant of non-qualified stock options ("Options") to purchase Common Stock of the Company ("Common Stock") and through the award of Common Stock upon the terms and conditions and subject to the restrictions set forth in Section 6 ("Restricted Stock") to key employees, including employee directors ("Key Employees"), and non-employee directors ("Non-Employee Directors"), attract and retain qualified Key Employees and Non-Employee Directors and motivate such Key Employees and Non-Employee Directors to exercise their best efforts on behalf of the Company and any "Related Corporation."

           For purposes of the Plan, a "Related Corporation" of the Company shall mean either a corporate subsidiary of the Company, as defined in section 424(f) of the Internal Revenue Code of 1986, as amended ("Code"), or the corporate parent of the Company, as defined in section 424(e) of the Code. Further, as used in the Plan, (i) the term "incentive stock option" ("ISO") shall mean an option which qualifies as an incentive stock option within the meaning of section 422 of the Code; (ii) the term "non-qualified stock option" shall mean an option which, at the time such option is granted, does not qualify as an ISO, and is designated as a non-qualified stock option in the Option Agreement (as hereinafter defined); and (iii) the term "restricted stock award" ("RSA") shall mean an award of Restricted Stock granted under the provisions of the Plan.

2.   Administration
     --------------

           The Plan shall be administered by the Company's Stock Option Committee (the "Committee"), which shall consist of not less than two (2) directors of the Company who shall be appointed by, and shall serve at the pleasure of, the Board. Each member of such Committee, while serving as such, shall be deemed to be acting in his/her capacity as a director of the Company.

           The Committee shall have full authority, subject to the terms of the Plan, to select the Key Employees and Non-Employee Directors to be granted Options and/or RSAs under the Plan, based on such factors as the Committee in its sole discretion deems appropriate, to grant Options and RSAs on behalf of the Company and to set the date of grant and the other terms of such Options and RSAs. The Committee shall hold its meetings at such times and places as it shall determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all of its members shall be fully as effective as if it had been approved by a majority vote of the members of the Committee at a meeting duly called and held.

           The Committee also shall have the authority to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to amend, modify or rescind any such rules and regulations, and to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its stockholders and all employees, and their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

3.   Eligibility
     -----------

           Key Employees and Non-Employee Directors of the Company and/or of a Related Corporation shall be eligible to receive Options and RSAs under the Plan. More than one Option and/or RSA may be granted to any grantee under the Plan.

4.   Stock
     -----

           The maximum number of shares of Common Stock with respect to which RSAs may be made and for which Options may be granted under the Plan shall be, in the aggregate, two million (2,000,000) shares of Common Stock, par value $.01 per share, subject to adjustment as hereinafter provided. Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Common Stock with respect to one or more grants which may be awarded to any one individual over the term of the Plan shall be 750,000, subject to adjustment as hereinafter provided. Shares issuable under the Plan may be authorized but unissued shares or reacquired shares, and the Company may purchase shares required for this purpose, from time to time, if it deems such purchase to be advisable.

           If any Option granted under the Plan expires or otherwise terminates for any reason whatever (including, without limitation, the holder's surrender thereof) without having been exercised, or if any RSA hereunder is terminated, the shares subject to the unexercised portion of such Option and the unvested shares covered by such RSA shall continue to be available for the granting of Options and RSAs under the Plan as fully as if such shares had never been subject to an Option or an RSA; provided, however, that (i) if an Option is cancelled, the shares of Common Stock covered by the cancelled Option shall be counted against the maximum number of shares specified above for which grants may be made to any one individual, and (ii) if the exercise price of an Option is reduced after the date of grant, the transaction shall be treated as a cancellation of the original Option and the grant of a new Option for purposes of such maximum.

5.   Terms and Conditions of Options Granted under Plan.
     --------------------------------------------------

     (a)   Granting of Options
           -------------------

           From time to time until the expiration or earlier suspension or discontinuance of the Plan, the Committee may, on behalf of the Company, grant such Options to Key Employees or Non-Employee Directors (each an "Optionee") under the Plan as it determines are warranted.

The granting of an Option or RSA under the Plan shall not be deemed either to entitle the recipient to, or to disqualify the recipient from, any participation in any other grant of Options or RSAs under the Plan. In making any determination as to whether a Key Employee or Non-Employee Director shall be granted an Option and as to the number of shares to be covered by such Option, the Committee shall take into account the duties of the such Key Employee or Non-Employee Director, his/her present and potential contributions to the success of the Company or a Related Corporation, and such other factors as the Committee shall deem relevant in accomplishing the purposes of the Plan. Moreover, the Committee may provide in the Option that said Option may be exercised only if certain conditions, as determined by the Committee, are fulfilled.

     (b)   Annual Limit on Options
           -----------------------

           Subject to the maximum limitations set forth in Section 4, there is no annual limit on the number of Options which may be granted to a Key Employee or Non-Employee Director under the Plan.

     (c)   General Terms and Conditions of Options
           ---------------------------------------

           All Options granted pursuant to the Plan shall include expressly or by reference the following general terms and conditions:

           (i)   Number of Shares
                 ----------------

           Each Option shall include a statement of the number of shares to which the Option pertains.

           (ii)  Price
                 -----

           The Option price shall be determined and fixed by the Committee in its discretion, but shall not be less than the higher of seventy-five percent (75%) of the fair market value of the optioned shares of Common Stock, or the par value thereof, on the date the Option is granted.

           The fair market value of the optioned shares of Common Stock shall be arrived at by a good faith determination of the Committee and shall be:

                 (A) The mean between the highest and lowest quoted selling price, if there is a market for the Common Stock on a registered securities exchange or in an over the counter market, on the date of grant; or

                 (B) The weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant, if there are no sales on the date of grant but there are sales on dates within a reasonable period both before and after the date of grant; or

                 (C) The mean between the bid and asked prices, as reported by the National Quotation Bureau on the date of grant, if actual sales are not available during a reasonable period beginning before and ending after the date of grant; or

                 (D) Such other method of determining fair market value as shall be authorized by the Code, or the rules or regulations thereunder, and adopted by the Committee.

           Where the fair market value of the optioned shares of Common Stock is determined under (B) above, the average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant is to be weighted inversely by the respective numbers of trading days between the sale dates and the date of grant, in accordance with Treas. Reg. Section 20.2031-2(b)(1).

    (iii)  Term
           ----

           Subject to earlier termination as provided in Sections 5(d), 5(e) and 9 hereof, the term of each Option shall be not more than twenty (20) years from the date of grant.

     (iv)  Exercise
           --------

                 (A)   Exercisability
                       --------------

                 Options shall be exercisable in such installments and on such dates, not less than six (6) months from the date of grant, as the Committee may specify, provided that the Committee may accelerate the exercise date of any outstanding Options in its discretion, if it deems such acceleration to be desirable, but in no event shall such accelerated exercise date be less than six (6) months from the date of grant. Any Option shares, the right to the purchase of which has accrued, may be purchased at any time up to the expiration or termination of the Option. Exercisable Options may be exercised in whole or in part from time to time by giving written notice of exercise to the Company at its principal office, specifying the number of shares to be purchased and accompanied by payment in full of the aggregate Option price for such shares. Only full shares shall be issued under the Plan, and any fractional share which might otherwise be issuable upon exercise of an Option granted hereunder shall be forfeited.

                 (B)   Payment of Exercise Price
                       -------------------------

           The Option price shall be payable:

                       (AA)   In cash or its equivalent;

                       (BB) In the discretion of the Committee, in Common Stock previously acquired by the Optionee, provided that if such shares of Common Stock were acquired through exercise of an ISO, an Option or an option under a similar plan, such shares have been held by the Optionee for a period of more than one (1) year on the date of exercise;

                       (CC) In the discretion of the Committee, in any combination of clauses (AA) and (BB) above; or

                       (DD) In the discretion of the Committee, by delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the Option.

                       In the event such Option price is paid, in whole or in part, with shares of Common Stock, the portion of the Option price so paid shall be equal to the "fair market value" on the date of exercise, as such "fair market value" is determined in Paragraph
           (ii), of the Common Stock so tendered in payment of such Option price.

           (v)   Non-Transferability
                 -------------------

           Except as otherwise provided in the Option Agreement, no Option shall be assignable or transferable by the Optionee, nor shall any Option be sold, pledged, hypothecated, alienated or otherwise disposed of in any way by the Optionee otherwise than by will or by the laws of descent and distribution, and, during the lifetime of the Optionee, the Option shall be exercisable only by him/her or by his/her guardian or legal representative.

           (vi)  Rights as a Stockholder
                 -----------------------

           An Optionee shall have no right to receive any dividend on or to vote or exercise any rights as a stockholder with respect to any shares covered by his/her Option until the issuance to him/her of a stock certificate for such shares.

     (d)   Specific Terms and Conditions for Options Granted to Key Employees
           ------------------------------------------------------------------

           Options granted to Key Employees pursuant to the Plan shall include expressly or by reference the following terms and conditions in addition to the general terms and conditions referred to in subsection (c) above:

           (i)   Termination of Employment
                 -------------------------

           If a Key Employee's employment by the Company (and Related Corporations) is terminated by either party prior to the expiration date fixed for his/her Option for any reason other than death or disability, such Option may be exercised, to the extent of the number of shares with respect to which the Key Employee could have exercised it on the date of such termination, or to any greater extent permitted by the Committee (except that no accelerated exercise date shall be less than six (6) months from the date of grant), by the Key Employee at any time prior to the earlier of:

                 (A)   The expiration date specified in such Option; or

                 (B) An accelerated termination date determined by the Committee, in its discretion, except that, subject to Section 9 hereof, such accelerated termination date shall not be earlier than the date of the Key Employee's termination of employment.

           (ii)  Exercise upon Disability of Key Employee
                 ----------------------------------------

           If a Key Employee shall become disabled (within the meaning of section 22(e)(3) of the Code) during his/her employment and, prior to the expiration date fixed for his/her Option, his/her employment is terminated as a consequence of such disability, such Option may be exercised, to the extent of the number of shares with respect to which the Key Employee could have exercised it on the date of such termination, or to any greater extent permitted by the

Committee (except that no accelerated exercise date shall be less than six (6) months from the date of grant), by the Key Employee at any time prior to the earlier of:

                 (A)   The expiration date specified in such Option; or

                 (B) An accelerated termination date determined by the Committee, in its discretion, except that, subject to Section 9 hereof, such accelerated termination date shall not be earlier than the date of the Key Employee's termination of employment by reason of disability.

           In the event of the Key Employee's legal disability, such Option may be so exercised by the Key Employee's legal representative.

           (iii) Exercise upon Death of Key Employee
                 -----------------------------------

           If a Key Employee shall die during his/her employment, and prior to the expiration date fixed for his/her Option, or if a Key Employee whose employment is terminated for any reason, shall die following his/her termination of employment but prior to the earlier of (A) the expiration date fixed for his/her Option, or (B) the expiration of the period determined under Paragraphs
(i) and (ii) above, such Option may be exercised, to the extent of the number of shares with respect to which the Key Employee could have exercised it on the date of his/her death, or to any greater extent permitted by the Committee (except that no accelerated exercise date shall be less than six (6) months from the date of grant), by the Key Employee's estate, personal representative or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Key Employee. However, such exercise must occur prior to the earlier of:

                 (A)   The expiration date specified in such Option; or

                       (B) An accelerated termination date determined by the Committee, in its discretion except that, subject to Section 9 hereof, such accelerated termination date shall not be earlier than one (1) year after the date of the Key Employee's death.

     (e)   Specific Terms and Conditions for Options Granted to Non-Employee
           -----------------------------------------------------------------
Directors
---------

           Options granted to Non-Employee Directors pursuant to the Plan shall include expressly or by reference the following terms and conditions in addition to the general terms and conditions referred to in subsection (c) above:

           (i)   Termination of Service on Board of Directors
                 --------------------------------------------

           If a Non-Employee Director ceases to be a director of the Company prior to the expiration date fixed for his/her Option for any reason other than death, such Option may be exercised, to the extent of the number of shares with respect to which the Non-Employee Director could have exercised it on the date of such cessation, or to any greater extent permitted by the Committee (except that no accelerated exercise date shall be less than six (6) months from the date of grant), by the Non-Employee Director at any time prior to the earlier of:

                 (A)   The expiration date specified in such Option; or

                 (B) An accelerated termination date determined by the Committee, in its discretion, except that, subject to Section 9 hereof, such accelerated termination date shall not be earlier than the date of the Non-Employee's termination of service as a director.

           (ii)  Exercise upon Death of Non-Employee Director
                 --------------------------------------------

           If a Non-Employee Director shall die during his/her term of office, and prior to the expiration date fixed for his/her Option, such Option may be exercised, to the extent of the number of shares with respect to which the Non-Employee Director could have exercised it on the date of his/her death, or to any greater extent permitted by the Committee (except that no accelerated exercise date shall be less than six (6) months from the date of grant), by the Non-Employee Director's estate, personal representative or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Non-Employee Director. However, such exercise must occur prior to the earlier of:

                 (A)   The expiration date specified in such Option; or

                       (B) An accelerated termination date determined by the Committee, in its discretion except that, subject to Section 9 hereof, such accelerated termination date shall not be earlier than one hundred twenty (120) days after the date of the Non-Employee Director's death.

     (f)   Option Instruments - Other Provisions
           -------------------------------------

           Options granted under the Plan shall be evidenced by written documents ("Option Agreements") in such form as the Committee shall, from time to time, approve, which Option Agreements shall contain such provisions and such conditions (in addition to those specified herein), not inconsistent with the provisions of the Plan, as the Committee shall deem advisable. Each Option Agreement shall specify that the Option is a non-qualified stock option. Each Optionee shall enter into, and be bound by, an Option Agreement, as soon as practicable after the grant of an Option.

6.   Terms and Conditions of Restricted Stock Awards Granted Under Plan
     ------------------------------------------------------------------

     From time to time until the expiration or earlier termination of the Plan, the Committee may grant such RSAs under the Plan to Key Employees or Non-Employee Directors (each a "Grantee") as it determines are warranted. RSAs shall be subject to the following terms and conditions:

     (a)   Payment for Shares
           ------------------

           The Committee, in its sole discretion, shall determine, and the Restricted Stock Agreement referred to in subsection (f) below shall indicate, whether the Grantee shall be required to pay to the Company any amount in return for the RSA, and if so, the amount and method of payment required.

     (b)   Vesting Period
           --------------

           The Committee shall establish one or more vesting periods with respect to the shares covered by an RSA, and may also establish such additional conditions to the vesting of shares covered by an RSA as it may deem advisable in its sole discretion, such as the achievement of corporate or individual goals ("Vesting Period"). The length of such Vesting Period shall be within the discretion of the Committee, except that such period or periods shall not be less than six (6) months from the date of grant. Subject to the provisions of this Section 6, shares subject to an RSA shall vest in the Grantee upon the expiration of the Vesting Period with respect to such shares. The Committee may, in its sole discretion, accelerate the Vesting Period with respect to an RSA at any time, except that such accelerated Vesting Period may not be for a term of less than six (6) months from the date of grant.

     (c)   Termination of Employment of Employee Grantee
           ---------------------------------------------

           (i)   Treatment of Unvested Shares.  If, prior to the expiration of
                 ----------------------------
     the Vesting Period with respect to shares subject to an RSA ("Unvested Shares") granted to a Key Employee, the Key Employee's employment with the Company (and Related Corporations) is terminated for any reason, then, in such case, the Key Employee's Unvested Shares shall be forfeited, except that the Committee, if it determines that the circumstances warrant, may direct that all or a portion of such Unvested Shares be vested in the Key Employee, but only if at least six (6) months have elapsed since the date of grant of the RSA, subject to such further terms and conditions, if any, as the Committee may determine. Notwithstanding anything to the contrary herein, in no event shall a Key Employee be vested in any portion of an RSA until six (6) months have elapsed after the date of grant of such RSA.

           (ii)  Return of Amount Paid for Unvested Shares.  In the event a Key
                 -----------------------------------------
     Employee Grantee's employment is terminated for any reason, the Key Employee (or his/her beneficiary (as determined pursuant to Subsection (d) below) in the event of the Key Employee's death) shall be entitled to receive an amount equal to the amount, if any, paid by such Key Employee for each Unvested Share which does not vest upon such termination of employment.

     (d)   Termination of Service on Board of Director Grantee
           ---------------------------------------------------

           (i)   Treatment of Unvested Shares.  Unless otherwise provided in the
                 ----------------------------
     Restricted Stock Agreement, if a Non-Employee Director ceases to be a director of the Company for any reason prior to the expiration of the Vesting Period with respect to shares subject to an RSA ("Unvested Shares") granted to such Non-Employee Director, then, in such case, the Non-Employee Director's Unvested Shares shall be forfeited, except that the Committee, if it determines that the circumstances warrant, may direct that all or a portion of such Unvested Shares be vested in the Non-Employee Director, subject to such further terms and conditions, if any, as the Committee may determine.

           (ii)  Return of Amount Paid for Unvested Shares.  In the event a Non-
                 -----------------------------------------
     Employee Director's Unvested Shares are forfeited pursuant to subsection
     (i) above, the Non-Employee Director (or his/her beneficiary (as determined pursuant to Subsection (e) below) in the event of the Non-Employee Director's death) shall be entitled to receive an amount equal to the amount, if any, paid by such Non-Employee Director for each forfeited share.

     (e)   Transferability
           ---------------

           During the Vesting Period, none of the Restricted Stock issued in accordance with an RSA may be sold, assigned, bequeathed, transferred, pledged, hypothecated, alienated, or otherwise disposed of in any way by a Grantee. However, a Grantee may, with the consent of the Committee, designate one or more beneficiaries to receive, in the event of his/her death, any stock to which he/she would then be entitled in accordance with Subsection (c) or (d). Such designation shall be made upon forms supplied by and delivered to the Committee and may be revoked in writing. If a Grantee fails to designate a beneficiary, his/her estate shall be his/her beneficiary. The shares of stock included in each RSA shall be registered on the Company's books in the name of the Grantee as of the award date. If stock certificates representing such shares are issued in the name of a Grantee of an RSA prior to vesting of such RSA, such certificates shall be held by the Company, together with a stock power which shall be executed in favor of the Company by the Grantee, until such time as the Vesting Period shall end. The certificates may include a legend setting forth restrictions on transfer and any legend required under Section 7.

     (f)   Rights As a Stockholder
           -----------------------

           Except as set forth in Subsection (e), a Grantee shall have all of the rights of a stockholder with respect to the Restricted Stock, including the right to vote the shares of Restricted Stock and to receive all dividends or other distributions of assets made with respect to such Restricted Stock, and any such dividends or other distributions paid to or received by the Grantee in respect of such shares shall remain the property of the Grantee and shall not be subject to forfeiture even though such shares may revert to the Company as otherwise permitted under the Plan; provided, however, that any shares or other assets distributed to the Grantee as the result of a stock dividend, stock split, recapitalization, reorganization, merger, consolidation, spin-off, share combination, exchange of shares or other similar event or similar change in the capitalization of the Company shall be returned by the Grantee upon receipt, together with a stock power as provided in Subsection (e), and shall be deemed Restricted Stock and subject to the provisions of this Section 6 unless the Committee otherwise determines at the time of such distribution.

     (g)   Restricted Stock Agreement
           --------------------------

           Each Grantee shall enter into, and be bound by the terms of, a Restricted Stock Agreement which shall include or incorporate by reference the terms of the RSA and of the Plan and which shall contain such other terms, conditions and restrictions not inconsistent with the Plan as the Committee shall determine, including such terms, conditions, and restrictions as may be required by applicable securities or other laws or by any securities exchange on which the Company's common stock is listed. Such Restricted Stock Agreement shall also contain a specific covenant by the Grantee that he/she will comply with the terms of Subsection (f) in the event of any distribution of shares or other assets as the result of a stock dividend, stock split, recapitalization, reorganization, merger, consolidation, spin-off, share combination, exchange of shares, or other similar event or similar change in the capitalization of the Company.

     (h)   Agreement Not To Make Section 83(b) Election
           --------------------------------------------

           Each Grantee shall agree in writing at the time of any RSA, and as a condition thereof, that he/she shall not make an election under section 83(b) of the Code to include in his/her gross income as determined for federal income tax purposes any part of the value of Restricted Stock issued or transferred to him/her under the RSA unless all restrictions pertaining to that portion of the RSA with respect to which the Grantee desires to make an election have lapsed. If a Grantee makes such an election with respect to any RSA granted to him/her, that portion of the Restricted Stock covered by the RSA with respect to which he/she has made such election shall be forfeited to the Company.

     (i)   Delivery of Certificates
           ------------------------

           Upon the vesting of an RSA, the Company shall, subject to the requirements of Section 8 and any other applicable provision of the Plan and of the Restricted Stock Agreement, either (i) promptly cause a stock certificate representing the vested shares to be issued in the name of the Grantee or his/her beneficiary or estate, or (ii) release the previously issued certificates representing the vested shares to the Grantee or to his/her beneficiary or estate. Only full shares shall be released upon vesting, and any fractional shares which might otherwise be released pursuant to an RSA shall be forfeited.

7.   Listing and Registration of Shares
     ----------------------------------

     Each Option and each RSA shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or such RSA or the purchase or vesting of shares thereunder, or that action by the Company or by the Optionee or Grantee should be taken in order to obtain an exemption from any such requirement, no such Option may be exercised, and no transfer of stock pursuant to such RSA may be made, in whole or in part, unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken under conditions acceptable to the Committee. Without limiting the generality of the foregoing, each Optionee or Grantee or the legal representative or beneficiary of such Optionee or Grantee may also be required to give satisfactory assurance that shares purchased upon exercise of an Option or received pursuant to an RSA are being acquired for investment and not with a view to distribution, and certificates representing such shares may be legended accordingly.

8.   Withholding and Use of Shares to Satisfy Tax Obligations
     --------------------------------------------------------

     The obligation of the Company to deliver shares of Common Stock upon the exercise of any Option or pursuant to an RSA, or to make payment of dividends or other distributions with respect to unvested shares covered by an RSA, shall be subject to applicable federal, state and local tax withholding requirements. By participating in the Plan, the Optionee and Grantee acknowledge and agree that, to the extent not otherwise satisfied in the manner provided below, the Company shall, to the extent required or permitted by law, deduct from any payments of any kind otherwise due or to become due to the Optionee or Grantee, when due, any federal, state or local taxes of any kind required to be withheld with respect to the Common Stock transferred to a Optionee or Grantee upon the exercise of an Option or with respect to any Common Stock issued under an RSA, or if there are no such payments due or to become due to the Optionee or Grantee, that the Optionee or Grantee will pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state or local taxes of any kind required by law to be withheld, if any, with respect to the Common Stock purchased pursuant to an Option or awarded under an RSA. No share certificate shall be released to any Optionee or Grantee until such provision for the withholding or payment of any applicable taxes has been made to the satisfaction of the Committee.

     If the exercise of any Option or the vesting of any RSA is subject to the withholding requirements of applicable federal tax laws, the Committee, in its discretion (and subject to such withholding rules ("Withholding Rules") as may be adopted by the Committee), may permit the Optionee or Grantee to satisfy the federal withholding tax, in whole or in part, by electing to have the Company withhold (or by returning to the Company) shares of Common Stock, which shares shall be valued, for this purpose, at their fair market value on the date of exercise of the Option or the date shares subject to the RSA vest in the grantee, (or if later, the date on which the Optionee or Grantee recognizes ordinary income with respect to such exercise or vesting) (the "Determination Date"). Such election must be made in compliance with and subject to the Withholding Rules. In the event shares of Common Stock acquired under the exercise of an ISO are used to satisfy such withholding requirements, such shares of Common Stock must have been held by the Optionee for a period of not less than the holding period described in section 422(a)(1) of the Code on the Determination Date.

9.   Capital Adjustments
     -------------------

     The number of shares which may be issued under the Plan and the maximum number of shares with respect to which grants may be made to any one individual, both as stated in Section 4 hereof, and the number of shares issuable upon exercise of outstanding Options under the Plan (as well as the Option price per share under such outstanding Options) shall be adjusted, as may be deemed appropriate by the Committee, to reflect any stock dividend, stock split, recapitalization, reorganization, merger, combination, spin-off, share combination, or other similar event or similar change in the capitalization of the Company.

     In the event of a corporate transaction (as that term is described in section 424(a) of the Code and the Treasury Regulations issued thereunder as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), each outstanding Option and RSA shall be assumed by the surviving or successor corporation; provided, however, that, in the event of a proposed corporate transaction, the Committee may terminate all or a portion of the outstanding Options and/or RSAs if it determines that such termination is in the best interests of the Company. If the Committee decides to terminate outstanding options, the Committee shall give each Optionee holding an Option to be terminated not less than seven (7) days' notice prior to any such termination by reason of such a corporate transaction, and any such Option which is to be so terminated may be exercised (if and only to the extent that it is then exercisable) up to, and including, the date immediately preceding such termination. Further, as provided in Section 5(c)(iv) hereof, the Committee, in its discretion, may accelerate, in whole or in part, the date on which any or all Options become exercisable, but in no event may such accelerated exercise date be less than six (6) months from the date of grant of such Options. If the Committee decides to terminate any outstanding RSA by reason of such liquidation or corporate transaction, any unvested shares under the RSA shall be forfeited on such termination date except as provided below. The Committee may, in its discretion, also immediately vest all or a portion of the remaining Unvested Shares under any RSA which is to be so terminated, provided that no such Shares shall vest earlier than six (6) months from the date of grant of the RSA.

     The Committee also may, in its discretion, change the terms of any outstanding Option or RSA to reflect any such corporate transaction.

10.  Amendment or Discontinuance of the Plan
     ---------------------------------------

     The Board from time to time may suspend or discontinue the Plan or amend it in any respect whatsoever, provided, that no such suspension, discontinuance or amendment shall materially impair the rights of any holder of an outstanding Option or of a Grantee of an RSA without the consent of such holder or such Grantee.

11.  Rights
     ------

     Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any individual any right to be granted an Option, an RSA, or any other right hereunder, unless and until the Committee shall have granted such individual an Option or an RSA, and then his/her rights shall be only such as are provided by the Option Agreement or Restricted Stock Agreement.

     The Committee shall have the right to include in any Option Agreement or Restricted Stock Agreement (i) provisions cancelling, accelerating the exercise date or vesting of, or modifying the benefits to be received under, the Option or RSA evidenced thereby upon the occurrence of specified events, including an acquisition of a specified percentage of the voting power of the Company's Common Stock, a change in the membership of the Company's Board of Directors, the dissolution or liquidation of the Company, the sale of all or substantially all of the property and assets of the Company or an event of the type described in Section 9, and (ii) provisions cancelling or providing for the forfeiture of benefits provided under such Option or RSA in the event the Optionee or Grantee acts in a manner contrary to the best interests of the Company which is specified by the Committee in the Option Agreement or the RSA.

     Any Option under the Plan shall not entitle the holder thereof to any rights as a stockholder of the Company prior to the exercise of such Option and the issuance of the shares pursuant thereto. Further, notwithstanding any provisions of the Plan or any Option Agreement or Restricted Stock Agreement with an Optionee or Grantee, the Company shall have the right, in its discretion, to retire a Key Employee at any time pursuant to its retirement rules or otherwise to terminate his/her employment at any time for any reason whatsoever, with or without cause.

12.  Indemnification of Board and Committee
     --------------------------------------

     (a)   Indemnification
           ---------------

           Without limiting any other rights of indemnification which they may have from the Company and any Related Corporation, any member of the Board and any member of the Committee who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of any action taken or failure to act under, or in connection with, the Plan or any Option or RSA granted thereunder, shall be indemnified by the Company against expenses (including attorneys' fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under Delaware law.

     (b)   Advances
           --------

           Any person claiming indemnification within the scope of Subsection
(a) of this Section 12 shall be entitled to advances from the Company for payment of the expenses of defending actions against such person in the manner and to the full extent permissible under Delaware law.

     (c)   Procedure
           ---------

           On the request of any person requesting indemnification under Subsection (a) of this Section 12, the Board or a committee thereof shall determine whether such indemnification is permissible, or such determination shall be made by independent legal counsel if the Board or committee so directs or if the Board or committee is not empowered by statute to make such determination.

13.  Application of Funds
     --------------------

     The proceeds received by the Company from the sale of Common Stock pursuant to Options granted under the Plan or pursuant to RSAs under the Plan or otherwise shall be used for general corporate purposes. Any cash received in payment for shares upon exercise of an Option to purchase Common Stock or upon an RSA or otherwise shall be added to the general funds of the Company and shall be used for its corporate purposes. Any Common Stock received in payment for shares upon exercise of an Option to purchase Common Stock shall become treasury stock.

14.  No Obligation to Exercise Option
     --------------------------------

     The granting of an Option shall impose no obligation upon an Optionee to exercise such Option.

15.  Termination of Plan
     -------------------

     Unless earlier terminated as provided in the Plan, the Plan and all authority granted hereunder shall terminate absolutely at 12:00 midnight on October 26, 2004, which date is within ten (10) years after the date the Plan was adopted by the Board, and no Options or RSAs hereunder shall be granted thereafter. Nothing contained in this Section 15, however, shall terminate or affect the continued existence of rights created under Options or RSAs issued hereunder and outstanding on October 26, 2004, which by their terms extend beyond such date.

16.  Governing Law
     -------------

     The laws of the State of Delaware shall govern the operation of the Plan, the Restricted Stock Agreements and Option Agreements and any Options or RSAs granted thereunder.